As filed with the Securities and Exchange Commission on August 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAVARA INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-1318182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19 W. College Avenue Suite 200 Yardley, PA	19067
(Address of principal executive offices)	(Zip code)

SAVARA INC. 2024 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Matthew Pauls

Chief Executive Officer

Savara Inc.

19 W. College Avenue

Suite 200

Yardley, PA 19067

(Name and address of agent for service)

(512) 614-1848

(Telephone number, including area code, of agent for service)

Copies to:

Kevin Vold, Esq.

Polsinelli PC

136 Heber Avenue, Suite 301

Park City, UT 84060

(435) 731-5633

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Savara Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (“Registration Statement”) to register the offer and sale of an additional 18,900,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant for issuance under the Savara Inc. 2024 Omnibus Incentive Plan, as amended (the “2024 Plan”). In accordance with General Instruction E to Form S-8, the contents of the prior registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2024 (File No. 333-281043) with respect to the 2024 Plan, are hereby incorporated by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available, without charge, upon written or oral request to: Savara Inc., Attn: Chief Legal Officer, 19 W. College Avenue, Suite 200, Yardley, PA 19067, Tel: (512) 614-1848.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information in a Current Report on Form 8-K that is furnished and not filed pursuant to Form 8-K and, except as may be noted in any such Current Report on Form 8-K, exhibits filed on such form that are related to such information):

(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March  13, 2026, including the information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(ii) The Registrant’s Quarterly Reports on Form 10-Q for the period ended March  31, 2026, filed with the Commission on May 12, 2026, and for the period ended June 30, 2026, filed with the Commission on August 11, 2026;

(iii) The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section 13 of the 1934 Act on January  27, 2026, March  13, 2026, and June 8, 2026; and

(iv) The description of the Registrant’s Common Stock included in Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 13, 2026, including any amendment or report updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Documents

4.1	Savara Inc. Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 11, 2026)

4.2	Amended and Restated Bylaws of Savara Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 30, 2023)

4.3	Savara Inc. 2024 Omnibus Incentive Plan, as amended (Incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 24, 2026)

5.1	Opinion of Polsinelli PC

23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2	Consent of Polsinelli PC is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page

107	Filing fee table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yardley, State of Pennsylvania, on August 11, 2026.

SAVARA INC.

By:	/s/ Matthew Pauls
Matthew Pauls
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Matthew Pauls and Kathleen McCabe, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Matthew Pauls Matthew Pauls	Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2026

/s/ Robert Lutz Robert Lutz	Chief Operating & Financial Officer (Principal Financial and Accounting Officer)	August 11, 2026

/s/ Nevan Elam Nevan Elam	Director	August 11, 2026

/s/ Rick Hawkins Rick Hawkins	Director	August 11, 2026

/s/ Joseph McCracken	Director	August 11, 2026
Joseph McCracken

/s/ David Ramsay	Director	August 11, 2026
David Ramsay

/s/ An Van Es-Johansson An Van Es-Johansson	Director	August 11, 2026